Exhibit 99

CBS CORPORATION REPORTS 2016 FOURTH QUARTER
AND FULL YEAR RESULTS

Fourth Quarter Operating Income of $484 Million; Adjusted Operating Income Increases to $733 Million
Fourth Quarter Diluted EPS from Continuing Operations of $.63; Adjusted Diluted EPS Increases to $1.11
Full Year Diluted EPS from Continuing Operations Up 9% to a Record $3.46
Full Year Adjusted Diluted EPS Up 24% to a Record $4.11
CBS Radio Now Presented in Discontinued Operations

NEW YORK, February 15, 2017 - CBS Corporation (NYSE: CBS.A and CBS) today reported results for the fourth quarter and full year of 2016.
“2016 was a phenomenal year for the CBS Corporation, with all-time highs in revenue, operating income, and EPS that came in above $4 for the first time in our Company’s history; and as we begin 2017, I couldn’t be more excited about our growth prospects in the years ahead,” said Leslie Moonves, Chairman and CEO, CBS Corporation. “We are already exceeding our projections to generate billions of dollars in incremental revenue, thanks to our new, fast-growing revenue sources and the strength of our base business. At the CBS Television Network, we are on track to be #1 for the ninth year in a row and 14 out of the past 15 years. And with ownership in more than 80% of our primetime lineup, the opportunities to monetize our hit shows across platforms and around the world have never been better. Meanwhile, annual revenue from retransmission consent and reverse compensation has already exceeded $1 billion, a full year ahead of schedule, and continues to grow rapidly. We are also taking advantage of the emergence of digital MVPDs through recent deals with Hulu and others at improved economic terms. Plus, our over-the-top subscription streaming services are contributing more meaningfully to our results all the time, and we have yet to launch The Good Fight and Star Trek: Discovery on CBS All Access and Twin Peaks on Showtime OTT here in 2017. In addition, we recently announced a deal to split-off our radio business in the best possible way through a tax-free transaction with Entercom. When completed, this transaction will allow us to focus even more on our core content strength and enable our faster-growing revenue to drive our results like never before. Across the board, our strategy of creating the best content, and distributing it in all the ways consumers want it, continues to position CBS to succeed no matter how the world changes.”

Fourth Quarter 2016 Results
Revenues for the fourth quarter of 2016 were $3.52 billion compared with $3.59 billion for the fourth quarter of 2015, which included a significant international licensing agreement for Showtime content as well as three additional Thursday Night Football games. Affiliate and subscription fee revenues increased 13%, led by growth in retransmission revenues, fees from CBS Television Network affiliated stations, and digital distribution services. Advertising revenues decreased 3% and were affected by having three fewer Thursday Night Football games than the fourth quarter of 2015 as well as lower ratings from the broadcast of NFL games in the fourth quarter of 2016. At the same time, advertising also benefited during the quarter from political spending at our local television stations.
Operating income for the fourth quarter of 2016 was $484 million compared with $770 million for the same prior-year period. Comparability was affected by a one-time pension settlement charge in the fourth quarter of 2016 and a gain from the sale of an internet business in China in the fourth quarter of 2015. Adjusted operating income of $733 million for the fourth quarter of 2016 grew 10% from $664 million for the same prior-year period, primarily reflecting growth from high-margin revenues, including political advertising, retransmission revenues, and fees from CBS Television Network affiliated stations.
Net earnings from continuing operations were $271 million for the fourth quarter of 2016 compared with $507 million for the same quarter last year, which included the previously mentioned discrete items. The Company reported a net loss of $113 million for the fourth quarter of 2016 compared with net earnings of $261 million for the fourth quarter of 2015. Both periods included impairment charges at CBS Radio, which has been presented in discontinued operations. Adjusted net earnings increased 9% to $476 million from $436 million for the same prior-year period, driven by the higher adjusted operating income.
Diluted earnings per share (“EPS”) from continuing operations for the fourth quarter of 2016 was $.63 compared with $1.07 for the same quarter in 2015. EPS was a loss of $.26 for the fourth quarter of 2016 compared with EPS of $.55 for the fourth quarter of 2015, which for both periods included the above-mentioned discrete items. Adjusted EPS for the fourth quarter of 2016 grew 21% to $1.11 from $.92 for the same prior-year period, driven by the higher adjusted net earnings and lower weighted average shares outstanding. During the quarter, the Company repurchased 25.4 million of its shares for $1.5 billion.
Details of the discrete items excluded from adjusted results, along with reconciliations of non-GAAP measures to reported results, are included at the end of this earnings release.

Pension Settlement
In September 2016, the Company offered eligible former employees the option to make a one-time election to receive the present value of their pension benefits as a lump-sum distribution. During the fourth quarter of 2016, the Company recorded a one-time settlement charge of $211 million, reflecting the accelerated recognition of unamortized losses in the pension plan in proportion to the obligation that was settled.
CBS Radio Separation
On February 2, 2017, the Company entered into an agreement to merge CBS Radio with a subsidiary of Entercom Communications Corp. In connection with the transaction, which is expected to be tax-free to CBS Corporation and its stockholders, the Company intends to split-off CBS Radio through an exchange offer immediately prior to the merger. The merger will create a well-capitalized company with a market cap in excess of $2 billion, a strong balance sheet, significant free cash flow, and the ability to pay an attractive dividend. The combined company is expected to generate meaningful cost synergies within 12-18 months after the merger. The Company expects to complete the transaction in the second half of 2017, subject to customary closing conditions. CBS Radio has been presented as a discontinued operation for all periods presented.
Free Cash Flow
For the fourth quarter of 2016, operating cash flow from continuing operations was $337 million compared with $671 million for the same prior-year period, and for the 2016 full year, operating cash flow from continuing operations was $1.45 billion compared with $1.19 billion for 2015. For the fourth quarter of 2016, free cash flow was $252 million compared with $588 million for the same prior-year period, and for the 2016 full year, free cash flow was $1.26 billion compared with $1.02 billion in 2015. The increases for the full year were driven by growth in affiliate and subscription fees and higher advertising revenues, including from the broadcast of Super Bowl 50 on CBS, and were partially offset by increased investment in content.

Full Year 2016 Results
Full year 2016 revenues were $13.17 billion, up 4% from $12.67 billion in 2015. The growth was driven by an 8% increase in advertising revenues, led by the broadcast of Super Bowl 50 on CBS and record political advertising in 2016. Affiliate and subscription fees were up 9%, reflecting higher retransmission revenues and fees from CBS Television Network affiliated stations, which together were up 35%, as well as growth in digital distribution services. These increases were partially offset by the benefit to 2015 from Showtime Networks’ distribution of the Mayweather/Pacquiao boxing event. Content licensing and distribution revenues decreased 6%, reflecting a difficult comparison with the prior year, which included significant licensing sales of NCIS and Elementary.
Operating income was $2.62 billion for 2016 compared with $2.66 billion for 2015. Operating income for 2016 included a pension settlement charge, and for 2015, operating income included gains on the sales of internet businesses in China. Adjusted operating income of $2.86 billion in 2016 increased 12% from $2.56 billion in 2015, mainly reflecting the revenue growth.
Net earnings from continuing operations were $1.55 billion for both 2016 and 2015, which included the previously mentioned discrete items. Net earnings were $1.26 billion for 2016 compared with $1.41 billion for 2015. Net earnings for both periods included impairment charges at CBS Radio, which has been presented in discontinued operations. Adjusted net earnings grew 14% to $1.84 billion for 2016 from $1.62 billion for 2015, principally because of the growth in adjusted operating income.
EPS from continuing operations for 2016 was $3.46 compared with $3.18 for 2015. EPS was $2.81 for 2016 compared with $2.89 for 2015, which for both periods included the above-mentioned discrete items. Adjusted EPS for 2016 was $4.11, up 24% from $3.31 for 2015, driven by the higher adjusted net earnings and lower weighted average shares outstanding. During 2016, the Company repurchased 54.3 million of its shares for $3.0 billion.
Details of the discrete items excluded from adjusted results, along with reconciliations of non-GAAP measures to reported results, are included at the end of this earnings release.

Consolidated and Segment Results (dollars in millions)
The tables below present the Company’s revenues by segment and type; operating income (loss) excluding a pension settlement charge, restructuring and merger and acquisition-related costs, and other operating items, net, by segment (“Segment Operating Income”); and depreciation and amortization by segment for the three and twelve months ended December 31, 2016, and 2015.

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
Revenues by Segment	2016	2015	2016	2015
Entertainment	$2,394	$2,460	$8,877	$8,438
Cable Networks	501	562	2,160	2,242
Publishing	209	233	767	780
Local Media	526	454	1,779	1,592
Corporate/Eliminations	(112)	(118)	(417)	(381)
Total Revenues	$3,518	$3,591	$13,166	$12,671

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
Revenues by Type	2016	2015	2016	2015
Advertising	$1,796	$1,847	$6,288	$5,824
Content licensing and distribution	893	1,014	3,673	3,903
Affiliate and subscription fees	770	680	2,978	2,724
Other	59	50	227	220
Total Revenues	$3,518	$3,591	$13,166	$12,671

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
Segment Operating Income (Loss)	2016	2015	2016	2015
Entertainment	$371	$347	$1,519	$1,294
Cable Networks	219	228	959	945
Publishing	36	34	119	114
Local Media	216	149	618	487
Corporate	(109)	(94)	(354)	(276)
Adjusted Operating Income	733	664	2,861	2,564
Pension settlement charge	(211)	—	(211)	—
Restructuring and merger and acquisition-related costs	(38)	(14)	(38)	(45)
Other operating items, net	—	120	9	139
Total Operating Income	$484	$770	$2,621	$2,658

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
Depreciation and Amortization	2016	2015	2016	2015
Entertainment	$29	$31	$117	$126
Cable Networks	6	6	23	23
Publishing	2	2	6	6
Local Media	11	11	44	48
Corporate	9	8	35	32
Total Depreciation and Amortization	$57	$58	$225	$235

Entertainment (CBS Television Network, CBS Television Studios, CBS Studios International, CBS Television Distribution, CBS Interactive, and CBS Films)
Entertainment revenues of $2.39 billion for the fourth quarter of 2016 decreased 3% from $2.46 billion for the same prior-year period. Entertainment advertising revenues decreased 8%, primarily because of having three fewer Thursday Night Football games than the fourth quarter of 2015 as well as lower ratings from the broadcast of NFL games in the fourth quarter of 2016. Affiliate and subscription fees were up 28% for the quarter, led by higher station affiliation fees and subscription growth at CBS All Access.
Entertainment operating income of $371 million for the fourth quarter of 2016 increased 7% from $347 million for the same prior-year period, primarily reflecting growth from high-margin revenues, including station affiliation fees, as well as lower sports programming costs from the broadcast of fewer Thursday Night Football games.
Cable Networks (Showtime Networks, CBS Sports Network, and Smithsonian Networks)
Cable Networks revenues were $501 million for the fourth quarter of 2016 compared with $562 million for the same quarter in 2015, which included a multiyear international licensing agreement in Europe and the domestic sale of House of Lies. Growth from the Showtime digital streaming subscription offering partially offset this decline.
Cable Networks operating income was $219 million for the fourth quarter of 2016 compared with $228 million for the same prior-year period, primarily reflecting the lower revenues, which was offset by lower programming costs.
Publishing (Simon & Schuster)
Publishing revenues of $209 million for the fourth quarter of 2016 decreased 10% from $233 million for the same prior-year period, reflecting a difficult comparison with the fourth quarter of 2015, which included the release of a bestselling title by Stephen King. Bestselling titles for the fourth quarter of 2016 included Scrappy Little Nobody by Anna Kendrick and The Sleeping Beauty Killer by Mary Higgins Clark and Alafair Burke.
Publishing operating income of $36 million for the fourth quarter of 2016 increased 6% from $34 million for the same prior-year period, as lower production costs offset the decline in revenues.
Local Media (CBS Television Stations)
Local Media revenues rose 16% to $526 million for the fourth quarter of 2016 from $454 million for the same prior-year period. The growth was led by record political advertising sales from federal and state elections and 9% growth in retransmission and subscription revenues.
Local Media operating income for the fourth quarter of 2016 of $216 million grew 45% from $149 million for the same prior-year period, primarily reflecting the higher revenues.
Corporate
Corporate expenses for the fourth quarter of 2016 increased 16% to $109 million from $94 million for the same prior-year period, primarily reflecting higher pension and other employee-related costs.

About CBS Corporation
CBS Corporation (NYSE: CBS.A and CBS) is a mass media company that creates and distributes industry-leading content across a variety of platforms to audiences around the world. The Company has businesses with origins that date back to the dawn of the broadcasting age as well as new ventures that operate on the leading edge of media. CBS owns the most-watched television network in the U.S. and one of the world’s largest libraries of entertainment content, making its brand -“the Eye” - one of the most recognized in business. The Company’s operations span virtually every field of media and entertainment, including cable, publishing, radio, local TV, film, and interactive and socially responsible media. CBS’s businesses include CBS Television Network, The CW (a joint venture between CBS Corporation and Warner Bros. Entertainment), CBS Television Studios, CBS Studios International, CBS Television Distribution, CBS Consumer Products, CBS Home Entertainment, CBS Interactive, CBS Films, Showtime Networks, CBS Sports Network, Pop (a joint venture between CBS Corporation and Lionsgate), Smithsonian Networks, Simon & Schuster, CBS Television Stations, CBS Radio and CBS EcoMedia. For more information, go to www.cbscorporation.com.

Cautionary Statement Concerning Forward-Looking Statements
This news release contains both historical and forward-looking statements. All statements other than statements of historical fact are, or may be deemed to be, forward-looking statements within the meaning of section 27A of the Securities Act of 1933 and section 21E of the Securities Exchange Act of 1934. These forward-looking statements are not based on historical facts, but rather reflect the Company’s current expectations concerning future results and events. Similarly, statements that describe our objectives, plans or goals are or may be forward-looking statements. These forward-looking statements involve known and unknown risks, uncertainties and other factors that are difficult to predict and which may cause the actual results, performance or achievements of the Company to be different from any future results, performance or achievements expressed or implied by these statements. These risks, uncertainties and other factors include, among others: advertising market conditions generally; changes in the public acceptance of the Company’s content; changes in technology and its effect on competition in the Company’s markets; changes in the federal communications laws and regulations; the impact of piracy on the Company’s products; the impact of the consolidation in the market for the Company’s content; the impact of negotiations or the loss of affiliation agreements or retransmission agreements; other domestic and global economic, business, competitive and/or other regulatory factors affecting the Company’s businesses generally; the impact of union activity, including possible strikes or work stoppages or the Company’s inability to negotiate favorable terms for contract renewals; the ability to achieve the separation of the Company’s radio business through a merger of CBS Radio with a subsidiary of Entercom Communications Corp. on the anticipated terms and schedule, which are subject to regulatory and Entercom stockholder approvals, an exchange offer and other customary closing conditions, and Entercom’s ability to integrate CBS Radio’s business successfully after the merger and achieve anticipated synergies; and other factors described in the Company’s filings with the Securities and Exchange Commission including but not limited to the Company’s most recent Form 10-K, Form 10-Qs and Form 8-Ks. The forward-looking statements included in this document are made only as of the date of this document, and under section 27A of the Securities Act and section 21E of the Exchange Act, we do not have any obligation to publicly update any forward-looking statements to reflect subsequent events or circumstances.

Contacts:
Press:	Investors:
Gil Schwartz	Adam Townsend
Senior Executive Vice President and Chief Communications Officer	Executive Vice President, Corporate Finance and Investor Relations
(212) 975-2121	(212) 975-5292
gdschwartz@cbs.com	adam.townsend@cbs.com

Dana McClintock	David Bank
Executive Vice President of Communications	Senior Vice President, Investor Relations
(212) 975-1077	(212) 975-6106
dlmcclintock@cbs.com	david.bank@cbs.com

CBS CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited; in millions, except per share amounts)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2016	2015	2016	2015

Revenues	$3,518	$3,591	$13,166	$12,671
Operating income	484	770	2,621	2,658
Interest expense	(107)	(103)	(411)	(392)
Interest income	10	6	32	24
Other items, net	(5)	(3)	(12)	(26)
Earnings from continuing operations before income taxes	382	670	2,230	2,264
Provision for income taxes	(104)	(164)	(628)	(676)
Equity in earnings (loss) of investee companies, net of tax	(7)	1	(50)	(34)
Net earnings from continuing operations	271	507	1,552	1,554
Net loss from discontinued operations, net of tax	(384)	(246)	(291)	(141)
Net earnings (loss)	$(113)	$261	$1,261	$1,413
Basic net earnings (loss) per common share:
Net earnings from continuing operations	$.64	$1.08	$3.50	$3.21
Net loss from discontinued operations	$(.91)	$(.52)	$(.66)	$(.29)
Net earnings (loss)	$(.27)	$.56	$2.84	$2.92

Diluted net earnings (loss) per common share:
Net earnings from continuing operations	$.63	$1.07	$3.46	$3.18
Net loss from discontinued operations	$(.90)	$(.52)	$(.65)	$(.29)
Net earnings (loss)	$(.26)	$.55	$2.81	$2.89

Weighted average number of common shares outstanding:
Basic	424	469	444	484
Diluted	429	474	448	489

Dividends per common share	$.18	$.15	$.66	$.60

CBS CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(Unaudited; in millions)

	At	At
	December 31, 2016	December 31, 2015
Assets
Cash and cash equivalents	$598	$317
Receivables, net	3,314	3,375
Programming and other inventory	1,427	1,270
Prepaid expenses and other current assets	419	462
Current assets of discontinued operations	305	323
Total current assets	6,063	5,747
Property and equipment	2,935	2,880
Less accumulated depreciation and amortization	1,694	1,627
Net property and equipment	1,241	1,253
Programming and other inventory	2,439	1,957
Goodwill	4,864	4,789
Intangible assets	2,633	2,639
Other assets	2,707	2,633
Assets of discontinued operations	4,291	4,747
Total Assets	$24,238	$23,765
Liabilities and Stockholders’ Equity
Accounts payable	$148	$159
Participants’ share and royalties payable	1,024	1,013
Program rights	290	372
Commercial paper	450	—
Current portion of long-term debt	23	222
Accrued expenses and other current liabilities	1,618	1,651
Current liabilities of discontinued operations	155	143
Total current liabilities	3,708	3,560
Long-term debt	8,902	8,226
Other liabilities	5,488	5,277
Liabilities of discontinued operations	2,451	1,139
Total Stockholders’ Equity	3,689	5,563
Total Liabilities and Stockholders’ Equity	$24,238	$23,765

CBS CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited; in millions)

	Twelve Months Ended
	December 31,
	2016	2015
Operating Activities:
Net earnings	$1,261	$1,413
Less: Net loss from discontinued operations	(291)	(141)
Net earnings from continuing operations	1,552	1,554
Adjustments to reconcile net earnings from continuing operations to net cash flow provided by operating activities from continuing operations:
Depreciation and amortization	225	235
Stock-based compensation	165	157
Net gain on disposition and write-down of assets	(18)	(139)
Equity in loss of investee companies, net of tax and distributions	53	37
Change in assets and liabilities, net of investing and financing activities	(523)	(655)
Net cash flow provided by operating activities from continuing operations	1,454	1,189
Net cash flow provided by operating activities from discontinued operations	231	205
Net cash flow provided by operating activities	1,685	1,394
Investing Activities:
Acquisitions	(92)	(12)
Capital expenditures	(196)	(171)
Investments in and advances to investee companies	(81)	(98)
Proceeds from sale of investments	—	80
Proceeds from dispositions	20	383
Other investing activities	15	(3)
Net cash flow (used for) provided by investing activities from continuing operations	(334)	179
Net cash flow used for investing activities from discontinued operations	(6)	(25)
Net cash flow (used for) provided by investing activities	(340)	154
Financing Activities:
Proceeds from (repayments of) short-term debt borrowings, net	450	(616)
Proceeds from issuance of senior notes	684	1,959
Repayment of notes and debentures	(199)	—
Proceeds from debt borrowings of CBS Radio	1,452	—
Repayment of debt borrowings of CBS Radio	(110)	—
Payment of capital lease obligations	(18)	(17)
Dividends	(288)	(300)
Purchase of Company common stock	(2,997)	(2,813)
Payment of payroll taxes in lieu of issuing shares for stock-based compensation	(58)	(96)
Proceeds from exercise of stock options	21	142
Excess tax benefit from stock-based compensation	17	88
Net cash flow used for financing activities	(1,046)	(1,653)
Net increase (decrease) in cash and cash equivalents	299	(105)
Cash and cash equivalents at beginning of year (includes $6 (2016 and 2015) of discontinued operations cash)	323	428
Cash and cash equivalents at end of year (includes $24 (2016) and $6 (2015) of discontinued operations cash)	$622	$323

CBS CORPORATION AND SUBSIDIARIES
SUPPLEMENTAL DISCLOSURES REGARDING NON-GAAP FINANCIAL INFORMATION
(Unaudited; in millions)
Adjusted Operating Income and Segment Operating Income

The following tables set forth the Company’s Adjusted Operating Income for the three and twelve months ended December 31, 2016 and 2015. The Company defines “Adjusted Operating Income” as operating income excluding a pension settlement charge, restructuring and merger and acquisition-related costs, and other operating items, net, each where applicable. For each individual reportable segment Adjusted Operating Income is also known as “Segment Operating Income.” The Company presents Segment Operating Income as the primary measure of profit and loss for its reportable segments in accordance with Financial Accounting Standards Board guidance for segment reporting.
The Company uses Adjusted Operating Income (or Segment Operating Income for each segment), as well as Adjusted Operating Income Margin, to, among other things, evaluate the Company’s operating performance, to value prospective acquisitions and as one of several components of incentive compensation targets for certain management personnel. These measures are among the primary measures used by management for planning and forecasting of future periods, and they are important indicators of the Company’s operational strength and business performance. The Company believes these measures are relevant and useful for investors because they allow investors to view performance in a manner similar to the method used by the Company’s management, help improve investors’ understanding of the Company’s operating performance, and make it easier for investors to compare the Company’s results with other companies that have different financing and capital structures or tax rates. In addition, these are among the primary measures used externally by the Company’s investors, analysts and industry peers for purposes of valuation and for the comparison of the Company’s operating performance to other companies in its industry, and to compare the Company’s year-over-year results.
Because Adjusted Operating Income is a measure of performance not calculated in accordance with accounting principles generally accepted in the United States (“GAAP”), it should not be considered in isolation of, or as a substitute for, operating income or net earnings as an indicator of operating performance. Adjusted Operating Income, as the Company calculates it, may not be comparable to similarly titled measures employed by other companies. In addition, this measure does not necessarily represent funds available for discretionary use and is not necessarily a measure of the Company’s ability to fund its cash needs. As Adjusted Operating Income excludes certain financial information that is included in operating income and net earnings, the most directly comparable GAAP financial measures, users of this financial information should consider the types of events and transactions which are excluded. The Company provides the following reconciliation of Adjusted Operating Income to operating income and net earnings.

CBS CORPORATION AND SUBSIDIARIES
SUPPLEMENTAL DISCLOSURES REGARDING NON-GAAP FINANCIAL INFORMATION (continued)
(Unaudited; in millions)

	Three Months Ended December 31,
	2016	2015
Adjusted operating income	$733	$664
Pension settlement charge	(211)	—
Restructuring and merger and acquisition-related costs	(38)	(14)
Other operating items, net	—	120
Operating income	484	770
Interest expense	(107)	(103)
Interest income	10	6
Other items, net	(5)	(3)
Earnings from continuing operations before income taxes	382	670
Provision for income taxes	(104)	(164)
Equity in earnings (loss) of investee companies, net of tax	(7)	1
Net earnings from continuing operations	271	507
Net loss from discontinued operations, net of tax	(384)	(246)
Net earnings (loss)	$(113)	$261

	Twelve Months Ended December 31,
	2016	2015
Adjusted operating income	$2,861	$2,564
Pension settlement charge	(211)	—
Restructuring and merger and acquisition-related costs	(38)	(45)
Other operating items, net	9	139
Operating income	2,621	2,658
Interest expense	(411)	(392)
Interest income	32	24
Other items, net	(12)	(26)
Earnings from continuing operations before income taxes	2,230	2,264
Provision for income taxes	(628)	(676)
Equity in loss of investee companies, net of tax	(50)	(34)
Net earnings from continuing operations	1,552	1,554
Net loss from discontinued operations, net of tax	(291)	(141)
Net earnings	$1,261	$1,413

CBS CORPORATION AND SUBSIDIARIES
SUPPLEMENTAL DISCLOSURES REGARDING NON-GAAP FINANCIAL INFORMATION (continued)
(Unaudited; in millions)

Free Cash Flow

The Company defines free cash flow as its net cash flow provided by (used for) operating activities before operating cash flow from discontinued operations and less capital expenditures. The Company’s calculation of free cash flow includes capital expenditures because investment in capital expenditures is a use of cash that is directly related to the Company’s operations. The Company’s net cash flow provided by (used for) operating activities is the most directly comparable GAAP financial measure.

Management believes free cash flow provides investors with an important perspective on the cash available to the Company to service debt, make strategic acquisitions and investments, maintain its capital assets, satisfy its tax obligations, and fund ongoing operations and working capital needs. As a result, free cash flow is a significant measure of the Company’s ability to generate long-term value. It is useful for investors to know whether this ability is being enhanced or degraded as a result of the Company’s operating performance. The Company believes the presentation of free cash flow is relevant and useful for investors because it allows investors to evaluate the cash generated from the Company’s underlying operations in a manner similar to the method used by management. Free cash flow is one of several components of incentive compensation targets for certain management personnel. In addition, free cash flow is a primary measure used externally by the Company’s investors, analysts and industry peers for purposes of valuation and comparison of the Company’s operating performance to other companies in its industry.

As free cash flow is not a measure calculated in accordance with GAAP, free cash flow should not be considered in isolation of, or as a substitute for, either net cash flow provided by (used for) operating activities as a measure of liquidity or net earnings as a measure of operating performance. Free cash flow, as the Company calculates it, may not be comparable to similarly titled measures employed by other companies. In addition, free cash flow as a measure of liquidity has certain limitations, does not necessarily represent funds available for discretionary use, and is not necessarily a measure of the Company’s ability to fund its cash needs. When comparing free cash flow to net cash flow provided by (used for) operating activities, the most directly comparable GAAP financial measure, users of this financial information should consider the types of events and transactions that are not reflected in free cash flow.

The following table presents a reconciliation of the Company’s net cash flow provided by operating activities to free cash flow:

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2016	2015	2016	2015
Net cash flow provided by operating activities	$379	$771	$1,685	$1,394
Capital expenditures	(85)	(83)	(196)	(171)
Exclude operating cash flow from discontinued operations	42	100	231	205
Free cash flow	$252	$588	$1,258	$1,018
The following table presents a summary of the Company’s cash flows:

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2016	2015	2016	2015
Net cash flow provided by operating activities	$379	$771	$1,685	$1,394
Net cash flow (used for) provided by investing activities	$(159)	$260	$(340)	$154
Net cash flow provided by (used for) financing activities	$223	$(841)	$(1,046)	$(1,653)

CBS CORPORATION AND SUBSIDIARIES
SUPPLEMENTAL DISCLOSURES REGARDING NON-GAAP FINANCIAL INFORMATION (continued)
(Unaudited; in millions, except per share amounts)

2016 and 2015 Adjusted Results
The following tables reconcile adjusted financial results to the reported results included in this earnings release. The Company believes that adjusting its financial results for the impact of these items is relevant and useful for investors because it allows investors to view performance in a manner similar to the method used by the Company’s management; provides a clearer perspective on the underlying performance of the Company; makes it easier for investors, analysts, and peers to compare the Company’s operating performance to other companies in its industry; and adjusting each period’s results on the same basis makes it easier to compare the Company’s year-over-year results.

	Three Months Ended December 31, 2016
	2016 Reported	Pension Settlement Charge (a)	Restructuring and Merger and Acquisition-Related Costs (b)	Impairment Charge (c)	Other (d)	2016 Adjusted
Revenues	$3,518	$—	$—	$—	$—	$3,518
Operating income	$484	$211	$38	$—	$—	$733

Operating income margin (e)	14%					21%

Interest expense	(107)	—	—	—	—	(107)
Interest income	10	—	—	—	—	10
Other items, net	(5)	—	—	—	—	(5)
Earnings from continuing operations before income taxes	382	211	38	—	—	631
Provision for income taxes	(104)	(81)	(15)	—	—	(200)
Effective income tax rate	27.2%					31.7%

Equity in loss of investee companies, net of tax	(7)	—	—	—	4	(3)
Net earnings from continuing operations	271	130	23	—	4	428
Net earnings (loss) from discontinued operations	(384)	—	5	427	—	48
Net earnings (loss)	$(113)	$130	$28	$427	$4	$476
Diluted EPS from continuing operations	$.63	$.30	$.05	$—	$.01	$1.00
Diluted EPS	$(.26)	$.30	$.07	$1.00	$.01	$1.11
Diluted weighted average number of common shares outstanding	429					429

(a)
Reflects a one-time charge for the settlement of pension obligations resulting from the completion of the Company’s offer to former employees to receive lump-sum distributions of their pension benefits.

(b)
Reflects restructuring charges at Entertainment, Cable Networks, Publishing, Local Media, and Corporate, primarily for the reorganization of certain business operations, and professional fees associated with merger and acquisition activities. Adjustments for discontinued operations reflect restructuring charges at CBS Radio.

(c)	Reflects a noncash impairment charge of $444 million ($427 million, net of tax) to reduce the carrying value of CBS Radio’s goodwill and FCC licenses to their fair value.

(d)	Reflects the write-down of an international television joint venture to its fair value.

(e)	Operating income margin is defined as Operating Income or Adjusted Operating Income divided by revenues.

CBS CORPORATION AND SUBSIDIARIES
SUPPLEMENTAL DISCLOSURES REGARDING NON-GAAP FINANCIAL INFORMATION (continued)
(Unaudited; in millions, except per share amounts)

	Three Months Ended December 31, 2015
	2015 Reported	Restructuring Charges (a)	Other Operating Items (b)	Impairment Charge (c)	Other (d)	2015 Adjusted
Revenues	$3,591	$—	$—	$—	$—	$3,591
Operating income	$770	$14	$(120)	$—	$—	$664

Operating income margin (e)	21%					18%

Interest expense	(103)	—	—	—	—	(103)
Interest income	6	—	—	—	—	6
Other items, net	(3)	—	—	—	—	(3)
Earnings from continuing operations before income taxes	670	14	(120)	—	—	564
Provision for income taxes	(164)	(5)	(8)	—	—	(177)
Effective income tax rate	24.5%					31.4%

Equity in earnings of investee companies, net of tax	1	—	—	—	—	1
Net earnings from continuing operations	507	9	(128)	—	—	388
Net earnings (loss) from discontinued operations	(246)	7	—	297	(10)	48
Net earnings	$261	$16	$(128)	$297	$(10)	$436
Diluted EPS from continuing operations	$1.07	$.02	$(.27)	$—	$—	$.82
Diluted EPS	$.55	$.03	$(.27)	$.63	$(.02)	$.92
Diluted weighted average number of common shares outstanding	474					474

(a)	Restructuring charges at Entertainment primarily for the reorganization of certain business operations. Adjustments to discontinued operations reflect restructuring charges at CBS Radio.

(b)	Reflects a gain from the sale of an internet business in China.

(c)	Reflects a noncash impairment charge of $484 million ($297 million, net of tax) to reduce the carrying value of CBS Radio’s FCC licenses to their fair value.

(d)	Primarily reflects a decrease to the guarantee liability associated with the 2013 disposition of Outdoor Europe.

(e)	Operating income margin is defined as Operating Income or Adjusted Operating Income divided by revenues.

CBS CORPORATION AND SUBSIDIARIES
SUPPLEMENTAL DISCLOSURES REGARDING NON-GAAP FINANCIAL INFORMATION (continued)
(Unaudited; in millions, except per share amounts)

	Twelve Months Ended December 31, 2016
	2016 Reported	Pension Settlement Charge (a)	Restructuring and Merger and Acquisition-Related Costs (b)	Tax Items (c)	Impairment Charge (d)	Other (e)	2016 Adjusted
Revenues	$13,166	$—	$—	$—	$—	$—	$13,166
Operating income	$2,621	$211	$38	$—	$—	$(9)	$2,861

Operating income margin (f)	20%						22%

Interest expense	(411)	—	—	—	—	—	(411)
Interest income	32	—	—	—	—	—	32
Other items, net	(12)	—	—	—	—	—	(12)
Earnings from continuing operations before income taxes	2,230	211	38	—	—	(9)	2,470
Provision for income taxes	(628)	(81)	(15)	(47)	—	4	(767)
Effective income tax rate	28.2%						31.1%

Equity in loss of investee companies, net of tax	(50)	—	—	—	—	10	(40)
Net earnings from continuing operations	1,552	130	23	(47)	—	5	1,663
Net earnings (loss) from discontinued operations	(291)	—	5	36	427	—	177
Net earnings	$1,261	$130	$28	$(11)	$427	$5	$1,840
Diluted EPS from continuing operations	$3.46	$.29	$.05	$(.10)	$—	$.01	$3.71
Diluted EPS	$2.81	$.29	$.06	$(.02)	$.95	$.01	$4.11
Diluted weighted average number of common shares outstanding	448						448

(a)
Reflects a one-time charge for the settlement of pension obligations resulting from the completion of the Company’s offer to former employees to receive lump-sum distributions of their pension benefits.

(b)
Reflects restructuring charges at Entertainment, Cable Networks, Publishing, Local Media, and Corporate, primarily for the reorganization of certain business operations, and professional fees associated with merger and acquisition activities. Adjustments for discontinued operations reflect restructuring charges at CBS Radio.

(c)
Reflects a one-time tax benefit associated with a multiyear adjustment to a tax deduction, which was approved by the IRS during the third quarter of 2016 and, included in discontinued operations, a charge from the resolution of a tax matter in a foreign jurisdiction relating to a previously disposed business.

(d)	Reflects a noncash impairment charge of $444 million ($427 million, net of tax) to reduce the carrying value of CBS Radio’s goodwill and FCC licenses to their fair value.

(e)	Reflects a gain from the sale of an internet business in China, a multiyear, retroactive impact of a new operating tax, and write-downs of an international television joint venture to its fair value.

(f)	Operating income margin is defined as Operating Income or Adjusted Operating Income divided by revenues.

CBS CORPORATION AND SUBSIDIARIES
SUPPLEMENTAL DISCLOSURES REGARDING NON-GAAP FINANCIAL INFORMATION (continued)
(Unaudited; in millions, except per share amounts)

	Twelve Months Ended December 31, 2015
	2015 Reported	Restructuring Charges (a)	Other Operating Items (b)	Impairment Charge (c)	Other (d)	2015 Adjusted
Revenues	$12,671	$—	$—	$—	$—	$12,671
Operating income	$2,658	$45	$(139)	$—	$—	$2,564
Operating income margin (e)	21%					20%

Interest expense	(392)	—	—	—	—	(392)
Interest income	24	—	—	—	—	24
Other items, net	(26)	—	—	—	—	(26)
Earnings from continuing operations before income taxes	2,264	45	(139)	—	—	2,170
Provision for income taxes	(676)	(17)	8	—	—	(685)
Effective income tax rate	29.9%					31.6%

Equity in loss of investee companies, net of tax	(34)	—	—	—	—	(34)
Net earnings from continuing operations	1,554	28	(131)	—	—	1,451
Net earnings (loss) from discontinued operations	(141)	21	—	297	(10)	167
Net earnings	$1,413	$49	$(131)	$297	$(10)	$1,618
Diluted EPS from continuing operations	$3.18	$.06	$(.27)	$—	$—	$2.97
Diluted EPS	$2.89	$.10	$(.27)	$.61	$(.02)	$3.31
Diluted weighted average number of common shares outstanding	489					489

(a)
Restructuring charges at Entertainment and Local Media primarily for the reorganization of certain business operations and other related costs. Adjustments to discontinued operations reflect restructuring charges at CBS Radio.

(b)	Reflects gains from the sales of internet businesses in China.

(c)	Reflects a noncash impairment charge of $484 million ($297 million, net of tax) to reduce the carrying value of CBS Radio’s FCC licenses to their fair value.

(d)	Primarily reflects a decrease to the guarantee liability associated with the 2013 disposition of Outdoor Europe.

(e)	Operating income margin is defined as Operating Income or Adjusted Operating Income divided by revenues.

CBS CORPORATION AND SUBSIDIARIES
SUPPLEMENTAL DISCLOSURES REGARDING NON-GAAP FINANCIAL INFORMATION (continued)
(Unaudited; in millions)

CBS Radio Results
The following tables provide reported and adjusted results for CBS Radio, which has been presented as a discontinued operation of the Company for all periods presented, along with a reconciliation of adjusted financial results to reported results.

	Three Months Ended December 31, 2016
	2016 Reported	Restructuring Charges (a)	Impairment Charge (b)	2016 Adjusted
Revenues	$328	$—	$—	$328

Operating income (loss)	$(367)	$8	$444	$85
Interest expense	(17)	—	—	(17)
Earnings (loss) before income taxes	(384)	8	444	68
Provision for income taxes	—	(3)	(17)	(20)
Net earnings (loss)	$(384)	$5	$427	$48

	Three Months Ended December 31, 2015
	2015 Reported	Restructuring Charges (a)	Impairment Charge (b)	2015 Adjusted
Revenues	$322	$—	$—	$322

Operating income (loss)	$(413)	$12	$484	$83
Benefit (provision) for income taxes	156	(5)	(187)	(36)
Equity in earnings of investee companies, net of tax	1	—	—	1
Net earnings (loss)	$(256)	$7	$297	$48

	Twelve Months Ended December 31, 2016
	2016 Reported	Restructuring Charges (a)	Impairment Charge (b)	2016 Adjusted
Revenues	$1,220	$—	$—	$1,220

Operating income (loss)	$(152)	$8	$444	$300
Interest expense	(17)	—	—	(17)
Other items, net	2	—	—	2
Earnings (loss) before income taxes	(167)	8	444	285
Provision for income taxes	(88)	(3)	(17)	(108)
Net earnings (loss)	$(255)	$5	$427	$177

	Twelve Months Ended December 31, 2015
	2015 Reported	Restructuring Charges (a)	Impairment Charge (b)	2015 Adjusted
Revenues	$1,223	$—	$—	$1,223

Operating income (loss)	$(241)	$36	$484	$279
Benefit (provision) for income taxes	89	(15)	(187)	(113)
Equity in earnings of investee companies, net of tax	1	—	—	1
Net earnings (loss)	$(151)	$21	$297	$167

(a)	Primarily reflects severance costs and costs associated with exiting contractual obligations.

(b)	Reflects noncash impairment charges to reduce the carrying value of goodwill and FCC licenses for 2016 and FCC licenses for 2015 to their fair value.